Exhibit 99.1

Investor Presentation August 2010 Comerica Incorporated

Safe Harbor Statement Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "anticipates," "believes," "feels," "expects," "estimates," "seeks," "strives," "plans," "intends," "outlook," "forecast," "position," "target," "mission," "assume," "achievable," "potential," "strategy," "goal," "aspiration," "outcome," "continue," "remain," "maintain," "trend," "objective" and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "might," "can," "may" or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are further economic downturns, changes in the pace of an economic recovery and related changes in employment levels, changes in real estate values, fuel prices, energy costs or other events that could affect customer income levels or general economic conditions, the effects of recently enacted legislation, actions taken by or proposed by the U.S. Department of Treasury, the Board of Governors of the Federal Reserve System, the Texas Department of Banking and the Federal Deposit Insurance Corporation, legislation enacted in the future, and the impact and expiration of such legislation and regulatory actions, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods, the disruption of private or public utilities, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, changes in customer borrowing, repayment, investment and deposit practices, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive production industry and the real estate business lines, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic, political or industry conditions and related credit and market conditions, the interdependence of financial service companies and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 11 of Comerica’s Annual Report on Form 10-K for the year ended December 31, 2009 and “Item 1A. Risk Factors” beginning on page 67 of Comerica’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and “Item 1A. Risk Factors” beginning on page 71 of Comerica’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Comerica: A Brief Overview Among the top 25 U.S. bank holding companies Largest bank with corporate headquarters in Texas $56 billion in assets Founded over 160 years ago Major lines of business include: Major markets include: Continued investments in growth markets Strong capital position At June 30, 2010 Business Bank Wealth and Institutional Management Retail Bank Texas Florida California Arizona Michigan

Comerica Key Differentiators Relationships are Priority One Focused on growing and maintaining long-term relationships Relationship Managers known for ingenuity, flexibility and responsiveness Emphasis on having a clear understanding of our customers and their banking needs Credit management Consistent credit standards Exposure limits Relationship banking strategy: originate and hold Quality of capital is solid Size Wide array of products and services Community bank feel Conservative investment strategy MBS1 investment portfolio (AAA-rated and liquid) Deposit focus Average noninterest-bearing deposits grew $594 million in 2Q102 New and enhanced products Controlling expenses and workforce carefully 1MBS: Mortgage-backed security 2Compared to 1Q10 Main Street Bank

Our Core Businesses June 2010 YTD Revenue By Business Segment1 1As of June 30, 2010: YTD revenues of $1.4 billion from continuing operations (FTE) excluding Finance & Other Businesses Business Bank Wide spectrum of credit and non-credit financial products, cash management and international trade services Retail Bank Personalized financial products & services to consumers and small businesses Wealth & Institutional Management (WIM) Serves the needs of affluent clients, foundations, organizations and corporations WIM $209MM 15% Retail Bank $351MM 25% Business Bank $844MM 60%

Where We Operate 1Source: The U.S. Census Bureau 2As of June 30, 2010: YTD revenues of $1.4 billion from continuing operations (FTE) excluding Finance & Other Businesses; Geography based on office of origination; Midwest includes: MI, OH, IL; Western includes: CA, AZ, NV, CO, WA; Other Markets include markets not separately identified above in addition to businesses with a national perspective Exporting our 160 year relationship banking expertise to high growth markets Operate in nine of the twelve largest U.S. cities1 California, Arizona, Texas and Florida expected to account for over one-half of U.S. population growth between 2000 and 20301 Geographic footprint diversifies earnings mix June 2010 YTD Revenue By Market Segment2 Florida $28MM 2% Int'l $54MM 4% Other Markets $108MM 8% Texas $203MM 14% Western $394MM 28% Midwest $617MM 44%

Established: 1988 Largest bank with corporate headquarters in TX Average deposits in the first half of 2010 up 32% from FY07 National Specialty groups include: Heavy Equipment Energy Diverse economy Ranked #2 in the US by State GDP1 More Fortune 500 headquarters than any other state Unemployment 8.2% as of 6/30/102 Job growth rate for 2010 is 3.5%, exceeding the national average of 1.4%1 Home prices relatively stable3 1Source: 2009 Bureau of Economic Analysis 2Source: Bureau of Labor Statistics 3FHFA Purchase Only Home Price Index Texas Market: Prepared for Growth TX Banking Centers and Period Avg Deposits ($Bn) 61 68 93 79 87 90 20 30 40 50 60 70 80 90 2005 2006 2007 2008 2009 1H2010 $2 $3 $4 $5 $6 TX Banking Centers Deposits

California ranked #1 in the US by State GDP1 Seeing signs of stability in home prices Comerica California Economic Activity Index up 10% from cycle low Established: 1991 31% of Comerica’s loans2 31% of Comerica’s deposits2 Average Deposits2 up 18% since FY06 National Specialty groups include: Technology and Life Sciences Entertainment Financial Services Division (FSD) 1Source: 2009 Bureau of Economic Analysis 2June 2010 YTD average Western Market: Positioned for Sustained Recovery Western Banking Centers and Period Avg Deposits excl. FSD ($Bn) 61 75 91 108 116 114 0 20 40 60 80 100 120 2005 2006 2007 2008 2009 1H2010 $6 $7 $8 $9 $10 $11 Western Banking Centers Deposits

Established: 1849 #1 in deposit market share1 37% of Comerica loans2 Full-Year 2009 NCO rate of 2.07% despite economic backdrop National Specialty groups include: National Dealer Services Health Care Waste Management Unemployment3, while still elevated, has fallen 1.3%4 from the peak in 12/09 Automotive sector improving Comerica Michigan Economic Activity Index3 up 18% from cycle low 1Source: FDIC 2009 2June 2010 YTD average 3As of June 2010 4Source: Bureau of Labor Statistics as of June 2010 Michigan Market: Performance through Economic Headwinds Midwest Period Avg Deposits ($Bn) 16.0 15.8 16.0 17.1 17.5 $10 $12 $14 $16 $18 2006 2007 2008 2009 1H2010

Financial Results $ in millions, except per share data 1Included noncash charges of $99 million related to preferred stock issued to the U.S. Treasury under the Capital Purchase Program, which was fully redeemed in 1Q10 2 Estimated 3 See Supplemental Financial Data slides for reconciliation of non-GAAP financial measures 34 1231 _ Preferred stock dividends to U.S. Treasury $18 $35 $70 Income from continuing operations, net of tax - 17 - Income from discontinued operations, net of tax 10.11% 10.61%2 397 194 126 3.28% 422 0.39 69 70 2Q10 11.58% 10.38% Tier 1 capital ratio (16) (71) Net income (loss) attributable to common shares 429 404 Noninterest expenses 7.55% 9.68% Tangible common equity ratio3 298 194 Noninterest income 312 175 Provision for loan losses 2.73% 3.18% Net interest margin 402 415 Net interest income (0.11) (0.46) Diluted income (loss) per common share 18 52 Net income 2Q09 1Q10

Second Quarter 2010 Highlights Analysis of 2Q10 compared to 1Q10 1Based on an analysis of nonaccrual loans with book balances greater than $2 million 2Watch list: generally consistent with regulatory defined special mention, substandard and doubtful loans 3 See Supplemental Financial Data slides for reconciliation of non-GAAP financial measures Credit quality continued to improve Net credit related charge-offs declined by $27 million to $146 million Provision for credit losses declined $56 million to $126 million Nonperforming assets declined $37 million Inflow to nonaccrual1 slowed by $46 million, to $199 million Watch List loans declined $851 million, to $6.7 billion2 Net interest income grew $7 million as the net interest margin increased 10 basis points to 3.28% There was little change from the impact of excess liquidity Excluding impact of excess liquidity, net interest margin would have been 3.51%3 Maturing higher-cost wholesale funding and a less costly blend of core deposits Expenses well controlled Noninterest expenses decreased 2% 4% reduction in workforce from a year ago Capital ratios remain strong Tangible common equity ratio3 of 10.11%

Diverse Loan Portfolio 1 Specialty Businesses includes: Entertainment, Energy, Financial Services Division, Leasing, Technology and Life Sciences (TLS), and Mortgage Banker Finance Geography based on office of origination; Midwest: MI, OH, IL; Western: CA, AZ, NV, CO, WA; Other Markets include markets not separately identified above in addition to businesses with a national perspective Average 2Q10: $40.7 billion By Geographic Market By Line of Business Other Markets $3.3B 8% Int'l $1.6B 4% Florida $1.6B 4% Midwest $15.0B 37% Western $12.8B 31% Texas $6.4B 16% Global Corp Banking $4.6B 11% Commercial Real Estate $5.0B 12% Middle Market $12.7B 31% Nat'l Dealer Services $3.4B 8% Specialty Businesses 1 $4.8B 12% Personal Banking $1.8B 5% Small Business Banking $3.6B 9% Private Banking $4.8B 12%

Loan Decline Slowing Average Loan Outstandings Change in Average Loan Outstandings $641MM decline in average loans in 2Q10 compared to 1Q10 Loan outstandings decreased primarily due to: Commercial Real Estate line of business ($371MM) Global Banking ($275MM) Energy ($146MM) Middle Market ($127MM) Loan outstandings increased primarily due to: Mortgage Banker Finance $282MM National Dealer Services $79MM Private Banking $51MM Technology and Life Science $49MM 2Q10 Comerica new and renewed lending activity: $10.5B Average balances in $ millions 44,782 41,313 42,753 40,672 $30,000 $35,000 $40,000 $45,000 3Q09 4Q09 1Q10 2Q10 (641) (1,440) (2,029) (2,866) ($4,000) ($3,000) ($2,000) ($1,000) $0

Second Quarter 2010 Average Loans Detail $3.3 $0.0 0.0 $0.1 0.1 0.0 $3.2 1.0 0.2 0.5 0.5 $1.0 Other Markets $1.6 $0.7 0.7 $0.0 0.0 0.0 $0.9 0.0 0.3 0.0 0.4 $0.2 Florida $40.7 $1.6 $6.4 $12.8 $15.0 TOTAL $4.8 $0.0 $0.5 $1.7 $1.9 SUBTOTAL – WEALTH & INSTITUTIONAL MANAGEMENT 4.8 0.0 0.5 1.7 1.9 Private Banking $5.4 $0.0 $1.0 $0.9 $3.4 SUBTOTAL – RETAIL BANK 1.8 0.0 0.1 0.1 1.5 Personal Banking 3.6 0.0 0.9 0.8 1.9 Small Business Banking $30.5 $1.6 $4.9 $10.2 $9.7 SUBTOTAL – BUSINESS BANK 4.8 0.0 1.4 1.5 0.9 Specialty Businesses1 3.4 0.0 0.2 2.1 0.6 National Dealer Services 4.6 1.6 0.3 0.9 1.3 Global Corporate Banking 5.0 0.0 1.4 1.7 1.0 Commercial Real Estate $12.7 $0.0 $1.6 $4.0 $5.9 Middle Market TOTAL Int’l Texas Western Midwest $ in billions; geography based on office of origination. 1 Specialty Businesses includes: Financial Services Division, Entertainment, Energy, Leasing, Mortgage Banker Finance and TLS

Loans by Line of Business $40.7 $4.8 4.8 $5.4 1.8 3.6 $30.5 4.8 3.4 4.6 5.0 $12.7 2Q10 $41.3 $4.8 4.8 $5.6 1.9 3.7 $30.9 4.7 3.2 4.9 5.4 $12.7 1Q10 $47.6 TOTAL $4.8 SUBTOTAL – WEALTH & INSTITUTIONAL MANAGEMENT 4.8 Private Banking $6.1 SUBTOTAL – RETAIL BANK 2.1 Personal Banking 4.0 Small Business Banking $36.7 SUBTOTAL – BUSINESS BANK 5.8 Specialty Businesses1 3.6 National Dealer Services 6.4 Global Corporate Banking 6.2 Commercial Real Estate $14.7 Middle Market 2Q09 Average loans in $billions; 1 Specialty Businesses includes: Financial Services Division, Entertainment, Energy, Leasing, Mortgage Banker Finance, and TLS

Loans By Geographic Market $40.7 1.6 3.3 1.6 6.4 12.8 $15.0 2Q10 4.2 3.1 Other Markets 1.8 1.6 Florida 2.0 1.6 International $47.6 $41.3 TOTAL 7.5 6.7 Texas 14.7 13.0 Western $17.4 $15.3 Midwest 2Q09 1Q10 Average loans in $billions; Geography based on office of origination; Midwest: MI, OH, IL; Western: CA, AZ, NV, CO, WA; Other Markets include markets not separately identified above in addition to businesses with a national perspective

Loan Growth Post-Recession Source: Federal Reserve H.8 as of 7/15/10 Comerica’s C&I loan outstandings have begun to decline at a slower pace than most other banks. C&I Loans -25% -20% -15% -10% -5% 0% 5% 10% 15% 20% 25% 7/1/2007 10/1/2007 1/1/2008 4/1/2008 7/1/2008 10/1/2008 1/1/2009 4/1/2009 7/1/2009 10/1/2009 1/1/2010 4/1/2010 7/1/2010 52-Week % Change in 4-Wk. Moving Average Comerica All Banks Large Banks

Decline in Commercial Real Estate Loans Source: Federal Reserve H.8 as of 7/15/10 Comerica has proactively reduced exposure in Commercial Real Estate at a faster pace than most other banks. Commercial Real Estate Loans -25% -20% -15% -10% -5% 0% 5% 10% 15% 7/1/2007 10/1/2007 1/1/2008 4/1/2008 7/1/2008 10/1/2008 1/1/2009 4/1/2009 7/1/2009 10/1/2009 1/1/2010 4/1/2010 7/1/2010 52-Week % Change in 4-Wk. Moving Average Comerica All Banks Large Banks

Automotive Manufacturer Portfolio $0.9 0.2 $0.7 12/09 $0.9 $1.5 $1.8 $2.2 $2.7 Total Other Automotive $0.7 $1.2 $1.4 $1.7 $2.0 Domestic Ownership 0.2 0.3 0.4 0.5 0.7 Foreign Ownership 12/05 12/06 12/07 12/08 5/10 Outstandings1 1Period-end in $billions 2$ in millions 3Period-end in $millions Portfolio includes OEM (Original Equipment Manufacturer), Tier One and Tier Two suppliers with greater than 50% revenue associated with auto manufacturing down 67% $25 $7.2 YTD10 $28 $55.2 FY09 $5.5 $(2.2) Net Charge-offs/ (recovery)2 $16 $16 Nonaccrual Loans3 FY07 FY08

Diversified National Dealer Services Geographic Dispersion Western 62% Midwest 18% Florida 8% Texas 6% Other 6% 2Q10 Average Loans Outstanding: $3.3 billion Franchise Distribution1 1 Franchise distribution based on June 30, 2010 period-end outstandings 2 “Other” includes obligations where a primary franchise is indeterminable (rental car and leasing companies, heavy truck, recreational vehicles, and non-floor plan loans) Facts Top tier strategy Majority are Mega franchises (five or more dealers in group) Very small exposure to dealers that are being closed Excellent credit quality Average loan outstandings up $79 million from 1Q10 Average loan outstandings down $291 million from 2Q09 Detroit 3 nameplates down from 41% at 12/05 to 19% at 6/10 Toyota/ Lexus 23% Ford 9% GM 6% Chrysler 4% Mercedes 4% Nissan/ Infinity 6% Other 2 15% Other European 8% Other Asian 7% Honda/ Acura 18%

Consumer Loan Portfolio 10% of total outstandings No sub-prime mortgage programs Self-originated & relationship oriented Net loan charge-offs of $13MM 2Q10: $4.1 billion 2Q10 averages in $billions 1 Residential mortgages on the balance sheet are primarily associated with Private Banking customers. Residential mortgages originated through the banking centers are typically sold to a third party. 2 The “other” category includes automobile, personal watercraft, student and recreational vehicle loans. Consumer loans- Other 2 $0.7B 17% Consumer Loans-Home Equity $1.8B 44% Residential Mortgages 1 $1.6B 40%

Home Equity Portfolio 85% home equity lines and 15% home equity loans1 Avg. FICO score of 752 at origination1 86% have CLTV < 80%1 at origination Average loan vintage is 4.86 years1 Geographic Breakdown 2Q10 averages in $billions Geography based on office of origination 1Data on loans booked through the Consumer Loan Center which encompasses about 86% of the Home Equity Lines and Loans 2Q10: $1.8 billion Midwest 62% Florida 3% Texas 9% Western 26%

Shared National Credit Relationships Outstandings declined $4.1B from 12/31/08 Approx. 1,000 borrowers Industry diversification mirrors total loan book Majority of relationships include ancillary business Comerica is agent for approximately 16.5% Adhere to same credit underwriting standards as rest of loan book Credit quality mirrors total portfolio June 30, 2010: $7.7 billion Shared National Credit (SNC): Facilities greater than $20 million shared by three or more federally supervised financial institutions which are reviewed by regulatory authorities at the agent bank level. Period-end outstandings as of June 30, 2010 Global Corp Banking $2.7B 35% Nat'l Dealer Services $0.4B 5% Energy $1.0B 13% Other $0.4B 6% Middle Market $1.9B 24% Commercial Real Estate $1.3B 17%

Investment Securities Portfolio Consists primarily of AAA mortgage-backed Freddie Mac and Fannie Mae government agency securities Net unrealized pre-tax gain $187MM as of 6/30/10 Average life of 3.8 years Repurchased customers’ Auction-Rate Securities in 4Q08 Cumulative redemptions and sales of $574MM (2Q10 $167MM) Cumulative gains on redemptions and sales of $26MM (2Q10 $5MM) $ in millions (MM) Expect Investment Securities to remain $6.5B $3,500 $4,500 $5,500 $6,500 $7,500 $8,500 $9,500 $10,500 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 Average Auction-Rate Securities Average Investment Securities Available-for-Sale

Growing Core Deposits Total avg. core deposits1 of $38.9B, a $1.7B increase primarily due to: Money market and NOW deposits increased $1.3B Noninterest-bearing deposits grew $594MM Total avg. core deposits increased in all markets and in all segments primarily due to: Business Bank Financial Services Division $587MM Global Corporate Banking $555MM Technology and Life Sciences $197MM Mortgage Banker Finance $121MM Commercial Real Estate ($118MM) and Middle Market ($71MM) balances declined Retail Bank Small Business $119MM Personal Banking $93MM Wealth & Institutional Management $133MM Average Noninterest-Bearing Deposits $ in billions; 2Q10 vs 1Q10 1Core deposits exclude Institutional CDs, Retail Brokered CDs and foreign office time deposits $4 $8 $12 $16 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10

Second Quarter 2010 Average Deposits Detail $2.1 -- $0.0 0.0 $0.1 0.1 -- $2.0 1.0 0.0 0.8 0.1 $0.1 Other Markets $1.1 -- $-- -- $-- -- -- $1.1 -- -- 1.1 -- $-- Int’l 0.8 -- -- -- 0.8 Finance/Other2 $39.7 $0.4 $5.3 $12.0 $18.8 TOTAL $2.9 $0.2 $0.3 $1.7 $0.7 SUBTOTAL – WEALTH & INSTITUTIONAL MANAGEMENT 2.9 0.2 0.3 1.7 0.7 Private Banking $16.9 $-- $2.8 $2.1 $11.9 SUBTOTAL – RETAIL BANK 12.9 -- 1.7 1.1 10.0 Personal Banking 4.0 -- 1.1 1.0 1.9 Small Business Banking $19.1 $0.2 $2.2 $8.2 $5.4 SUBTOTAL – BUSINESS BANK 6.5 0.1 0.6 4.2 0.6 Specialty Businesses1 0.2 0.0 0.0 0.1 0.1 National Dealer Services 6.9 0.1 1.0 0.4 3.5 Global Corporate Banking 0.9 0.0 0.1 0.5 0.2 Commercial Real Estate $4.6 $0.0 $0.5 $3.0 $1.0 Middle Market TOTAL Florida Texas Western Midwest $ in billions 1 Specialty Businesses includes: Entertainment, Energy, Financial Services Division, Leasing, Mortgage Banker Finance and TLS 2 Finance/Other includes $0.3B in Inst. and Retail Brokered CD’s; included in Finance Division segment

Core Deposits By Geographic Market $38.8 1.0 2.2 0.4 5.3 12.0 $17.9 2Q10 $37.1 1.0 1.9 0.4 5.0 11.9 $16.9 1Q10 1.6 Other Markets 0.3 Florida 0.7 International $34.9 TOTAL 4.5 Texas 10.7 Western $17.0 Midwest 2Q09 Average deposits in $ billions; Geography based on office of origination; Midwest: MI, OH, IL; Western: CA, AZ, NV, CO, WA; Other Markets include markets not separately identified above in addition to businesses with a national perspective Excludes Foreign Office Time Deposits (2Q10 $0.4B; 1Q10 $0.5B; 2Q09 $0.7B) and Finance/Other with Inst. & Retail Brokered CDs of $0.3B in 2Q10; $0.9B in 1Q10, and $5.1B in 2Q09

Line of Business Deposits $39.7 0.8 $2.9 2.9 $16.9 12.9 4.0 $19.1 6.5 0.2 6.9 0.9 $4.6 2Q10 $38.6 1.3 $2.8 2.8 $16.7 12.8 3.9 $17.8 5.5 0.1 6.4 1.1 $4.7 1Q10 5.7 Finance/Other2 $40.8 TOTAL $2.6 SUBTOTAL – WEALTH & INSTITUTIONAL MANAGEMENT 2.6 Private Banking $17.7 SUBTOTAL – RETAIL BANK 13.9 Personal Banking 3.8 Small Business Banking $14.8 SUBTOTAL – BUSINESS BANK 5.1 Specialty Businesses1 0.1 National Dealer Services 4.9 Global Corporate Banking 0.6 Commercial Real Estate $4.1 Middle Market 2Q09 Average deposits in $billions 1 Specialty Businesses includes: Entertainment, Energy, Financial Services Division, Leasing, Mortgage Banker Finance and TLS 2 Finance/Other includes Inst. and Retail Brokered CD’s: 2Q10 - $0.3B; 1Q10 - $0.9B; 2Q09 - $5.1B

December 2003 360 Banking Centers June 30, 2010 437 Banking Centers Banking Center Network MI 218 TX 93 CA 100 FL 10 AZ 16 AZ 1 FL 6 CA 42 TX 50 MI 261

437 218 10 93 16 100 6/30/10 Network 13 0 1 5 1 6 New Planned for 2010 10 0 0 4 4 2 2009 30 2 0 12 3 13 2007 28 0 1 9 4 14 2008 2006 2005 18 1 0 7 2 8 2 Arizona 25 Total 1 Michigan 3 Florida 7 Texas 12 California Banking Center Network New Banking Centers

Net Interest Margin Expansion Excess liquidity position1: 2Q10 Average $3.7B 6/30/10 period end $3.3B Resulted from continued deposit growth and weak loan demand Negative impact on 2Q10 margin was approximately 23 basis points 1Excess liquidity represented by average deposits held at the Federal Reserve Bank. See Supplemental Financial Data slide for reconciliation of non-GAAP financial measures. Reported Net Interest Margin Impact of Excess Liquidity Net interest margin increased 10 basis points to 3.28% which reflected: Maturities of wholesale funding Less costly blend of core deposits 0.24% 3.28% 3.18% 2.94% 2.68% 2.73% 0.23% 0.13% 0.16% 0.08% 3.07% 3.42% 2.81% 2.84% 3.51% 2.25% 2.50% 2.75% 3.00% 3.25% 3.50% 2Q09 3Q09 4Q09 1Q10 2Q10

A Leaner, More Efficient Company Workforce Reductions 12Q10 vs. 1Q10 2Q10 noninterest expenses decreased 2%1 : Credit-related expenses decreased $14MM Other Real Estate expense decreased $7MM Provision for losses on lending-related commitments decreased $7MM Salaries expense grew due to annual merit increases, share-based compensation and one more day in the quarter Continued to tightly control discretionary expenses 6,000 8,000 10,000 12,000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2Q10 Headcount (period end) Full-time Equivalent Employees

Credit Quality Improved 86% 2.38% $126 $1,011 $146 1.44% 2Q10 $313 $988 $259 $1,022 $182 $1,031 Provision for Credit Losses Allowance for Credit Losses 2.19% 2.34% 2.42% Allowance for loan losses to total loans 80% 83% 85% Allowance for loan losses to nonperforming loans $173 1.68% 1Q10 $225 2.09% 4Q09 $239 2.14% Net credit-related charge-offs to average total loans 3Q09 Net credit-related charge-offs declined $27 million; the fourth consecutive quarter of decline Provision for credit losses decreased by $56 million Allowance for loan losses to nonperforming loans increased $ in millions

Credit Quality Improved $109 $111 $89 $93 Foreclosed property $6,651 $115 $199 $1,214 2.98% 2Q10 $8,250 $7,730 $7,502 Total Watch list loans2 $361 $266 $245 Nonperforming assets inflow1 $83 $1,251 3.06% 1Q10 $101 $1,292 3.06% 4Q09 $161 Loans past due 90 days or more and still accruing $1,305 2.99% Nonperforming assets to total loans and foreclosed property 3Q09 Nonperforming assets declined by $37 million Inflow to nonaccrual slowed by $46 million; fourth consecutive quarter of declining inflow Watch list loans1 decreased $851 million, third consecutive quarter of decline Foreclosed property remained relatively stable at $93 million $ in millions 1Based on an analysis of nonaccrual loans with book balances greater than $2 million 2Watch list: generally consistent with regulatory defined special mention, substandard and doubtful loans

Key Credit Differentiators Did not loosen credit standards at peak of cycle Conservative exposure thresholds Long tenured relationships 88% of portfolio is secured1 Personal guarantees are customary for bulk of portfolio Proactive problem resolution and restructuring Quarterly Credit Quality Reviews Portfolio migration closely monitored Established Special Handling Group as a precursor to Special Asset Group Tightened lending standards: Energy Technology and Life Sciences Home equity Curtailed exposure to certain segments: Automotive supplier Commercial and Residential Construction SBA Franchise lending Specialty group with higher leveraged transactions Comerica followed its credit policies... ...making enhancements to adapt to the changing economy 1At December 31, 2009

Net Charge-Offs Provision for Credit Losses Provision and Net Charge-offs $ in millions; 2Q10 vs 1Q10 Net charge-offs declined $27MM; the fourth consecutive quarter of decline Commercial Real Estate business line net charge-offs declined $50MM Net charge-offs declined in Midwest, Texas and Western markets and increased in Other markets (national businesses) Reserves declined slightly as provision for credit losses was less than net credit-related charge-offs by $20MM Allowance for loan losses to nonperforming loans increased to 86% Credit Quality Improvement Continued 248 239 224 173 146 182 313 308 126 259 $0 $100 $200 $300 2Q09 3Q09 4Q09 1Q10 2Q10

By Geographic Market 2Q10: $146 Million Net Loan Charge-offs By Line of Business $ in millions Geography based on office of origination; Midwest: MI, OH, IL; Western: CA, AZ, NV, CO, WA; Other Markets include markets not separately identified above in addition to businesses with a national perspective 1Includes $26MM in charge-offs related to a group within Middle Market/Other Markets that focused on higher levered relationships Global Corp Banking $2MM 1% Commercial Real Estate $36MM 25% Middle Market 1 $71MM 49% Private Banking $11MM 7% Specialty Businesses $4MM 3% Personal Banking $6MM 4% Small Business Banking $16MM 11% Other Markets 1 $33MM 23% Florida $7MM 5% Midwest $51MM 35% Western $47MM 32% Texas $8MM 5%

Net Loan Charge-offs by Market $ in millions Geography based on office of origination; Midwest: MI, OH, IL; Western: CA, AZ, NV, CO, WA; 1Other Markets include markets not separately identified above in addition to businesses with a national perspective 2 Includes $26MM related to a Middle Market/National group that focused on higher levered relationships $126 $146 332 7 8 47 $51 2Q10 $175 $173 19 10 25 64 $55 1Q10 $256 $224 25 4 13 85 $97 4Q09 70 95 Western $312 $248 45 23 11 $99 2Q09 $311 $239 11 9 22 $102 3Q09 Texas Midwest TOTAL Other Markets/International1 Provision for loan losses Florida

Net Loan Charge-offs by Line of Business $126 $146 2 6 4 11 16 711 $36 2Q10 $248 $239 $224 $173 TOTAL $312 $311 $256 $175 Provision for loan losses 8 10 12 10 Wealth & Institutional Management 33 18 18 10 Specialty Businesses2 2 6 20 39 $86 1Q10 26 8 22 76 $62 4Q09 52 64 Middle Market 17 6 23 $108 2Q09 23 8 25 $91 3Q09 Small Business Banking Commercial Real Estate Global Corporate Banking Personal Banking $ in millions; 1 Includes $26MM related to a Middle Market/National group that focused on higher levered relationships 2 Specialty Businesses includes: Financial Services Division, Entertainment, Energy, Leasing, Mortgage Banker Finance, and TLS

Credit Quality Ratios vs. Peers Peer Source: SNL; All nonperforming asset ratios exclude HBAN as their figures were not reported and the 2Q10 average excluded PNC as their number was not reported NCO ratio defined as annualized loans and leases charged off, net of recoveries, as a % of average loans and leases NPA ratio defined as (nonperforming loans + foreclosed property + restructured loans) /( loans + OREO) Net Charge-off Ratio vs. Peers Nonperforming Asset Ratio vs. Peers Credit metrics consistently favorable to peer average 0 2 4 6 8 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 Peer Range Peer Average CMA 0 2 4 6 8 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 Peer Range Peer Average CMA

Nonperforming Assets $ in millions ; 2Q10 vs. 1Q10 1Based on an analysis of nonaccrual loans with book balances greater than $2 million Credit Quality Improvement Continued Nonperforming assets declined by $37 million Inflow to nonaccrual1 slowed by $46 million; fourth consecutive quarter of declining inflow Average carrying value of 55% (45% write-down) 1,230 1,292 1,251 1,305 1,214 $750 $1,000 $1,250 2Q09 3Q09 4Q09 1Q10 2Q10

Nonaccrual Loans June 30, 2010: $1,098 million By Line of Business Period-end balances in $ millions (MM) 1Geography based on office of origination; Midwest: MI, OH, IL; Western: CA, AZ, NV, CO, WA; Other Markets include markets not separately identified above in addition to businesses with a national perspective Nonaccrual loans1: Western 41% Midwest 35% Florida 9% Texas 8% Other 7% Included in nonperforming assets: $56MM in Troubled Debt Restructurings (TDRs), including $23MM in Reduced Rate loans Foreclosed Property of $93MM Accruing TDRs total $43MM No nonaccrual loans Held-For-Sale Sold $47MM in nonperforming loans at prices approximating carrying value plus reserves Other $50MM Private Banking $78MM Small Business $114MM Personal Banking $55M Middle Market $241MM Commercial Real Estate $528MM Global Corp Banking $32M

Nonaccrual Loans 32 222 $5–$10MM 2 70 Over $25MM 1,117 $1,098 Total 24 358 $10–$25MM 65 203 $2–$5MM 994 $245 Under $2MM # of Relationships Outstanding Period-end balances in $ millions (MM) as of June 30, 2010 Proactively review nonaccrual loans every quarter Charge-offs and reserves taken to reflect current market conditions Granularity of nonaccrual loans: Carrying Value of Nonaccrual Loans as % of Contractual Value 72% 68% 66% 64% 61% 59% 56% 56% 55% 25% 40% 55% 70% 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10

Total Watch List Loans1 Credit Quality Improvement Continued Watch list loans1 decreased $851MM, third consecutive quarter of decline Watch list loans1 decreased $1.6B over past three quarters Watch list loans1 at lowest level since 1Q09 Loans past due 90 days or more and still accruing increased from low levels Loans past due 30-89 days decreased Foreclosed property was relatively stable $ in millions; Analysis of 2Q10 compared to 1Q10 1Watch list: generally consistent with regulatory defined special mention, substandard and doubtful (nonaccrual) loans 7,386 7,502 7,730 8,250 6,651 $0 $3,000 $6,000 $9,000 2Q09 3Q09 4Q09 1Q10 2Q10

Commercial Real Estate Loan Portfolio 2Q10: $13.4 billion 2Q10 averages in $billions 1 Included in Commercial Real Estate line of business Commercial Real Estate Line of Business: Nonaccrual loans of $528MM, a $103MM reduction from 1Q10 Loans over $2mm transferred to nonaccrual totaled $33MM ($129MM in 1Q10, $64MM in 4Q09) Net loan charge-offs of $36MM, a $50MM decrease from 1Q10 Primarily Owner- Occupied Commercial Mortgages $8.9B 66% Real Estate Construction 1 $2.6B 19% Commercial Mortgages 1 $1.9B 15%

Commercial Real Estate Line of Business June 30, 2010 Loan Outstandings: $4.3 billion1 By Project Type By Location of Property Period-end balances in $billions; additional Commercial Real Estate information can be found in the appendix 1 Excludes Commercial Real Estate line of business loans not secured by real estate Multi-use $0.4B 9% Office $0.4B 10% Comml/Other $0.3B 7% Multi-family $1.1B 27% Retail $1.0B 23% Single Family $0.4B 9% Land Development $0.3B 6% Land Carry $0.4B 9% Other Markets $0.6B 15% Florida $0.5B 11% Western $1.5B 35% Michigan $0.6B 13% Texas $1.1B 26%

Commercial Real Estate Line of Business Net Charge Offs By Location of Property By Project Type $millions RE: Real Estate Commercial: Multi-Family, Retail, Office, Warehouse, Multi-use and Commercial Charge-offs declined in almost every market and every project type as values continue to stabilize or improve Nonaccrual and watch list loans declined Expect variability in charge-offs with a general downward trend $108 $91 $62 $86 $36 $0 $20 $40 $60 $80 $100 $120 2Q09 3Q09 4Q09 1Q10 2Q10 Residential Commercial Not Secured by RE $108 $91 $62 $86 $36 $0 $20 $40 $60 $80 $100 $120 2Q09 3Q09 4Q09 1Q10 2Q10 Western Midwest Florida Texas Other Not Secured by RE

Residential Real Estate Development Period-end balances in $millions Western: CA, AZ, NV Reduced Residential Real Estate Development exposure by $1.5B since 6/30/08 to $828MM at 6/30/10 Geographic breakdown: Western 41% Texas 20% Florida 15% Michigan 12% Other 12% 64% Decrease Reduced Western Market Local Residential Real Estate Developer Portfolio to $158MM at 6/30/10 from $932MM at 12/31/07 $0 $500 $1,000 $1,500 $2,000 $2,500 6/30/08 9/30/08 12/31/08 3/30/09 6/30/09 9/30/09 12/31/09 3/31/10 6/30/10 Single Family Residential - Land Carry/Development

Real Estate Construction Loans 58 - - 42 15 1 Commercial 179 20 14 61 5 79 Office 192 10 24 10 34 114 Multi-use 664 123 107 245 - 189 Multi-family Other CRE: 244 30 12 86 20 96 Land Development 562 54 70 121 46 271 Total Residential 640 30 48 333 71 158 Retail 31 2 - - - 29 Other $2,345 $239 $263 $814 $180 $849 TOTAL Residential: - $24 Other Markets 19 - 2 9 8 Land Development $318 $58 $35 $26 $175 Single Family TOTAL Florida Texas Michigan Western June 30, 2010 period-end $ in millions; Western: CA, AZ, NV Commercial Real Estate Line of Business by Location of Property

Commercial Mortgage Loans 207 76 - 26 - 105 Multi-use 336 87 24 1 86 138 Retail 214 15 13 12 64 110 Land Carry Other CRE: 266 50 50 44 55 67 Total Residential $83 $39 $10 $16 $3 $15 Single Family Residential: 135 27 - 13 34 61 Commercial 258 21 11 47 57 122 Office 467 63 126 159 65 54 Multi-family 88 53 - 8 11 16 Other $392 11 Other Markets $1,971 $224 $310 $372 $673 TOTAL 183 40 28 52 52 Land Carry TOTAL Florida Texas Michigan Western Commercial Real Estate Line of Business by Location of Property June 30, 2010 period-end $ in millions; Western: CA, AZ, NV

Strong Capital Ratios Source: Company Reports; 2Q10 Tangible Common Equity Ratio excludes PNC and RF as these figure were not reported and 2Q10 Tier 1 Common Equity Ratio excludes RF and M&I as these figures were not reported Peer Group: BBT, FITB, HBAN, KEY, MI, MTB, PNC, RF, STI, USB, ZION See Supplemental Financial Data for reconcilements of Comerica’s non-GAAP financial measures Tier I Common Tangible Common Equity Ratio Peer Median Comerica 7.7% 8.0% 8.2% 9.6% 9.8% 7.9% 7.1% 7.0% 7.0% 6.9% 0% 2% 4% 6% 8% 10% 12% 2Q09 3Q09 4Q09 1Q10 2Q10 7.6% 8.0% 8.0% 9.7% 6.7% 6.2% 6.1% 6.3% 6.0% 10.1% 0% 2% 4% 6% 8% 10% 12% 2Q09 3Q09 4Q09 1Q10 2Q10

BBB BBB+ BBB A- BBB+ A- BBB+ A- A+ A A+ AA- Fitch BBB (high) BBB- Baa3 Regions Financial BBB BB+ Baa2 Huntington BBB (low) BBB- B2 Zions Bancorporation BBB (high) BBB- Baa1 Marshall & Ilsley Baa1 Baa1 Baa1 A3 A3 A2 A1 Aa3 Moody’s A (high) A PNC A (low) A- M&T Bank A A- Comerica AA (low) A BB&T A (low) BBB Fifth Third A (low) BBB SunTrust BBB (high) BBB+ KeyCorp AA DBRS S&P Senior Unsecured/Long-Term Issuer Rating A+ US Bancorp Holding Company Debt Ratings As of 7/13/2010 Source: SNL Financial Debt Ratings are not a recommendation to buy, sell, or hold securities.

2010 Full-Year Outlook1 Loans stable 6/30/10 compared to 12/31/10 Loan demand lags economic recovery Investment securities portfolio (excluding Auction-Rate Securities) ~$6.5B Net interest margin between 3.20% and 3.30%2 Excess liquidity to remain at a similar level to June 30, 2010 (~$3.3B) Continued improvement from loan pricing and lower funding costs compared to 2009 Based on no increase in the Federal Funds rate Net credit-related charge-offs between $600MM and $650MM Provision for credit losses to be less than net credit-related charge-offs Noninterest income, low to mid single-digit decline2, excluding $243MM of 2009 net securities gains Includes ~$5MM negative impact in second half of 2010 from implementation of Reg E Market and economic impact on fee income Noninterest expenses, low single-digit decline2 Workforce reductions in 2009 will benefit 2010 Expect reduced pension, FDIC and ORE expenses Income tax expense to approximate 35% of pre-tax income less ~$60MM in annual tax benefits, partially offset by ~$5MM in state adjustments 1This outlook is provided as of July 21, 2010. 2Full-year outlook: 2010 compared to 2009 Expectations based on an uncertain pace of economic recovery

Comerica Bank

Financial Reform[1]

Overall, relative impact from financial reform will likely be less than other major banks

Key Changes	Risks	Opportunities
Interest on Demand Deposits - Allows interest on commercial demand deposits (one year from enactment)	Could lead to increased cost of commercial demand deposits, depending on interplay of interest, deposit credits, and service charges	Could provide impetus for additional deposit generation
TAG Extension - Provides unlimited deposit insurance on noninterest-bearing accounts from 12/31/10 to 12/31/12	Assuming same assessment rate as current program applied to 1Q10 deposit levels, annual cost estimated at $14 million[2]	Could provide impetus for additional deposit generation
Deposit Insurance – Changes definition of assessment base, increases fund's minimum reserve ratio & permanently increases insurable level	Assuming current assessment rate with new assessment base applied to 1Q10 net assets, annual FDIC fee increase estimated at $17 million[2]	New rule is consistent with CMA's focus on core deposit growth
Derivatives – Allows continued trading of foreign exchange and interest rate derivatives; energy, uncleared commodities and agriculture derivatives will move to a separate subsidiary	Direct impact on client-driven energy derivatives business ($1 million annual revenue[2])	Allows for continued growth of CMA's core client-driven foreign exchange ($40 million annual revenue[2]) and interest rate ($10 million annual revenue[2]) derivatives business
Interchange Fees - Limits debit card transaction processing fees that card issuers can charge merchants	Total debit card PIN ($7 million annual revenue[2]) and signature-based ($31 million annual revenue[2]) interchange fees could potentially be reduced by some amount	Government card programs, such as the DirectExpress Social Security program, are exempt
Trust Preferreds - Prohibits certain banks from including Trust Preferreds in Tier 1 Capital (phase out beginning 1/1/13)	$500 million of Trust Preferreds adds an estimated 82 bps to CMA's Tier 1 Capital ratio (as of 6/30/10)	Elimination of Trust Preferreds as Tier 1 Capital does not create a capital need for CMA and could reduce expensive funding if redeemed

[1]Dodd-Frank Wall Street Reform and Consumer Protection Act; [2]Based on 2010 full-year estimates

Impact on Comerica is estimated and subject to final rulemaking. Comerica may be impacted by other changes due to the financial reform legislation.

Timing of prescribed changes varies by rule.

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Consistent strategy Based on relationship banking model Major lines of business: Business Banking Wealth & Institutional Management Retail Banking Controlled expenses should contribute to positive operating leverage Focused on credit management Solid capital position Investing to accelerate growth and balance Banking center expansion in high growth markets New and enhanced products and services Poised for the Future Main Street Bank

Comerica Bank

Supplemental Financial Data

Reconciliation of non-GAAP financial measures with financial measures defined by GAAP ($ in millions)

	6/30/10	3/31/10	12/31/09	9/30/09	6/30/09
Total Regulatory Capital [2]	$9,003	$9,062	$10,468	$10,638	$10,722
Tier 1 capital[1,2]	$6,371	$6,311	$7,704	$7,735	$7,774
Less: Fixed rate cumulative perpetual preferred stock	--	--	2,151	2,145	2,140
Less: Trust preferred securities	495	495	495	495	495
Tier 1 common capital[2]	5,876	5,816	5,058	5,095	5,139
Risk-weighted assets[1,2]	60,037	60,792	61,815	63,355	67,124
Tier 1 common capital ratio [2]	***9.79%***	***9.57%***	***8.18%***	***8.04%***	***7.66%***
Total shareholders' equity	$5,792	$5,668	$7,029	$7,035	$7,093
Less: Fixed rate cumulative perpetual preferred stock	--	--	2,151	2,145	2,140
Less: Goodwill	150	150	150	150	150
Less: Other intangible assets	6	7	8	8	10
Tangible common equity	$5,636	$5,511	$4,720	$4,732	$4,793
Total assets	$55,885	$57,106	$59,249	$59,590	$63,630
Less: Goodwill	150	150	150	150	150
Less: Other intangible assets	6	7	8	8	10
Tangible assets	$55,729	$56,949	$59,091	$59,432	$63,470
Tangible common equity ratio	***10.11%***	***9.68%***	***7.99%***	***7.96%***	***7.55%***

The Tier 1 common capital ratio removes preferred stock and qualifying trust preferred securities from Tier 1 capital as defined by and calculated in conformity with bank regulations. The tangible common equity ratio removes preferred stock and the effect of intangible assets from capital and the effect of intangible assets from total assets.

The Corporation believes these measurements are meaningful measures of capital adequacy and used by investors, regulators, and others to evaluate the adequacy of common equity and to compare against other companies in the industry.

[1]Regulatory Capital, Tier 1 Capital and risk-weighted assets as defined and calculated in accordance with regulation

[2] June 30, 2010 Regulatory Capital, Tier 1 Capital, and Risk-Weighted assets are estimated

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Supplemental Financial Data

Comerica Bank

Reconciliation of non-GAAP financial measures with financial measures defined by GAAP ($ in millions)

	2Q10	1Q10	4Q09	3Q09	2Q09
Net interest income (FTE)	$424	$ 416	$ 398	$ 387	$ 404
Less: Interest earned on excess liquidity[1]	2	2	1	2	1
Net interest income (FTE), excluding excess liquidity	$422	$ 414	$ 397	$ 385	$ 403
Average earnings assets	$51,835	$52,941	$53,953	$57,513	$59,522
Less: Average net unrealized gains on investment securities available-for-sale	80	62	107	102	239
Average earnings assets for net interest margin (FTE)	$51,755	$52,879	$53,846	$57,411	$59,283
Less: Excess liquidity[1]	3,719	4,092	2,453	3,492	1,833
Average earnings assets for net interest margin (FTE), excluding excess liquidity	$48,036	$48,787	$51,393	$53,919	$57,450
Net interest margin (FTE)	3.28%	3.18%	2.94%	2.68%	2.73%
Net interest margin (FTE), excluding excess liquidity	3.51%	3.42%	3.07%	2.84%	2.81%
Impact of excess liquidity on net interest margin (FTE)	(0.23)%	(0.24)%	(0.13)%	(0.16)%	(0.08)%

The Corporation believes this is a meaningful measure and used by investors, regulators and other to evaluate financial results and to compare against other companies in the industry.

[1]Excess liquidity represented by interest earned on and average balances deposited with the Federal Reserve Bank.

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Contact Us Darlene Persons Director of Investor Relations dppersons@comerica.com 214-462-6831 Tracy Fralick Vice President tlfralick@comerica.com 214-462-6834